CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

FORWARD INDUSTRIES, INC.

UNDER SECTION 805 OF THE

BUSINESS CORPORATION LAW

The undersigned, DOUGLAS W. SABRA, the President of FORWARD INDUSTRIES, INC., does HEREBY CERTIFY THAT;

FIRST:	The name of the Corporation is FORWARD INDUSTRIES, INC. The corporation was formed under the name Progress Heat Sealing Co., Inc.

SECOND:	The original certificate of incorporation was filed by the Department of State on March 6, 1961.

THIRD:	The certificate of incorporation is hereby amended to decrease the vote of shareholders required to approve certain significant transactions under and as permitted by the Business Corporation Law.

FOURTH:	To accomplish the foregoing amendment, a new paragraph Tenth to the Corporation’s Certificate of Incorporation is hereby added as follows:

TENTH: If (i) any plan of merger or consolidation, (ii) any sale, lease, exchange, or other disposition of all or substantially all the assets of the Corporation not made in the usual or regular course of business actually conducted by the Corporation, (iii) any plan for a binding share exchange, or (iv) dissolution of the Corporation is required to be adopted or approved by the shareholders of the Corporation under New York Business Corporation Law Section 903, 909, 913, or 1001, respectively, or as any such statute of the Business Corporation Law may be amended, such action shall be adopted or approved by a majority of the votes of all outstanding shares entitled to vote thereon.

FIFTH:

This Amendment of the Certificate of Incorporation of Forward Industries, Inc. and its filing with the Department of State of the State of New York were authorized (i) by the unanimous vote of the Board of Directors of the Corporation and (ii) by the affirmative vote of more than two-thirds of the shares of common stock, par value $0.01 per share, outstanding taken on February 9, 2010.

      THIS AMENDMENT is executed by the Douglas W. Sabra, President of the Corporation, duly authorized.

/s/ Douglas W. Sabra	DATE: February 11, 2010
President, Forward Industries Inc.